First Associated Investment Advisors, Inc. (FAIA)

Code of Ethics and Personal Trading Policy

I.      Overview

The purpose of this Code of Ethics and Personal Trading Policy (Code) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1 of the Investment Advisers Act of 1940, as amended (Advisers Act), and Rule 17j-1 of the Investment Company Act of 1940, as amended (1940 Act). FAIA expects each of its Access Persons to follow the guidelines and requirements herein.

Every Access Person will be required to certify annually that:

•   S/he has received this Code and any amendments to this Code;

•   S/he has read and understood this Code and recognizes s/he is subject to its provisions; and

•   S/he has complied with the applicable provisions of this Code and has reported all personal securities transactions and holdings required to be reported under Section IV of this policy.

Please see Glossary of Terms for definitions of italicized terms used throughout this Code.  Questions concerning this policy should be directed to the Chief Compliance Officer (CCO) of FAIA.

II.      Standards of Conduct

The Advisers Act imposes a fiduciary duty on all investment advisers, including FAIA.  As a fiduciary, FAIA has a duty of utmost good faith to act solely in the best interests of each of its Clients, including The Teberg Fund (Fund), a registered investment company managed by FAIA.  In meeting this fiduciary duty, FAIA and its Access Persons must strive to avoid and/or if appropriate, manage and/or disclose identified potential or actual conflicts of interest.  Clients entrust the firm to prudently manage their assets, which in turn places a high standard on the conduct and integrity of Access Persons.  This fiduciary duty compels all Access Persons to act with the utmost integrity in all dealings.  This fiduciary duty is the core principle underlying this Code and represents the expected basis of all dealings with FAIA’s Clients and the Fund’s shareholders.

In connection with these expectations and in an attempt to manage conflicts of interest, FAIA and the Fund have established the following core principles of conduct.  While the following principles are not all-encompassing, they are consistent with FAIA’s and the Fund’s cultures of trust, honesty, integrity, and openness which are evident throughout FAIA.

are evident throughout FAIA.

A.  Core Principles

1.   Access Persons are expected to comply with the Federal Securities Laws.

Strict adherence to FAIA’s compliance policy manual and guidance provided by the CCO will assist Access Persons in complying with this important requirement;

2.   The interests of Clients and the Fund’s shareholders should be placed ahead of those of all others;

3.   Access Persons should not take inappropriate advantage of their position with

FAIA or the Fund (as applicable);

4.   Access Persons should avoid any actual or potential conflict of interest with any Client;

5.   Personal securities transactions should be conducted in a manner consistent with this policy, and should not adversely impact a Client’s account; and

6.   FAIA and the Fund will strive to foster a healthy culture of compliance.

B.  General Prohibitions

The Advisers Act prohibits fraudulent activities by Access Persons. Specifically, these persons may not:

1.   Employ any device, scheme or artifice to defraud a Client;

2.   Make any untrue statement of a material fact to a Client or omit to state a material fact necessary in order to make the statements made to a Client, in light of the circumstances under which they are made, not misleading;

3.   Engage in any act, practice or course of business that operates or would operate as fraud or deceit on a Client; or

4.   Engage in any manipulative practice with respect to a Client.

C.  Personal Conduct

1.         Acceptance of Gifts and Receipt of Business Entertainment

a.          Acceptance of Gifts

Access Persons are prohibited from receiving any gift, gratuity, hospitality or other offering of more than de minimis value (less than $100) during a calendar year excluding de minimis perishable items, from any person or entity doing business with FAIA.  All gifts, with the exception of de minimis perishable items, must be reported to the CCO.  The CCO will

b.       Receipt of Business Entertainment

This policy does not impose a dollar limit on the receipt of business entertainment, items or events where the Access Person has reason to believe there is a legitimate business purpose, for example, business entertainment such as a dinner or a sporting event, of reasonable value. However, no Access Person may accept entertainment deemed to be excessive. A representative of the entity providing the entertainment must be present at the event to be considered legitimate business entertainment. If a representative is not at the event, then the entertainment is considered a gift subject to the limitations described in this policy.  All entertainment received where the value is expected to be greater than $250 must be reported to the CCO.  The CCO will keep a log of all business entertainment reported.

2.       Giving of Gifts and Business Entertainment

a.    Giving of Gifts

Access Persons are prohibited from giving any gift, gratuity, hospitality or other offering of more than a de minimis value (less than $100) to any person or entity doing business with FAIA during a calendar year.  All gifts, with the exception of de minimis perishable items, provided shall be reported to the CCO.  The CCO will maintain a log of such items.  The CCO shall periodically review gifts provided for reasonableness, propriety and consistency with this policy.

b.   Giving of Business Entertainment

The limits on providing gifts described above does not include providing business entertainment – items or events where the Access Person has reason to believe there is a legitimate business purpose, for example, business entertainment such as golf, a dinner or a sporting event, of reasonable value.  As a general rule, an Access Person of FAIA is expected to attend any concert or sporting event where the ticket is provided by FAIA.  If an FAIA Access Person is unable to attend, the tickets used by the recipient shall be considered a gift, subject to the limitations outlined at 10.3(C)(2)(a) above.  No Access Person may provide business entertainment deemed to be excessive.  FAIA shall track all business entertainment expenses in the firm’s corporate accounting records.  Additionally, the CCO shall periodically review business entertainment hosted by FAIA.

3.         Charitable Contributions

Access Persons are prohibited from making charitable contributions for the purpose of obtaining or retaining advisory contracts with organizations.  In addition, Access Persons are prohibited from considering FAIA or the Fund’s current or anticipated business relationships as a factor in making charitable contributions.

4.         Political Contributions

Access Persons may only make political contributions as permitted in FAIA’s Political Contributions Policy. Access Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts.  In addition, Access Persons are prohibited from considering FAIA or the Fund’s current or anticipated business relationships as a factor in making political contributions.

5.         Service as Director for an Outside Company

Any Access Person wishing to serve as director for an outside public company or private company (for profit or not-for-profit) must first seek the approval of the CCO.  The CCO, in reviewing the request, will determine whether such service is consistent with the interests of FAIA, the Fund, and Clients and the Fund’s shareholders.

6.         Outside Business Activities

Access Persons wishing to engage in outside business activities must seek approval from the CCO and, if requested, provide periodic reports to the CCO, or her designee, summarizing those outside business activities.

D.  Protection of Non-Public Information

1. Access Persons are expected to exercise diligence and care in maintaining and protecting Client and Fund shareholder non-public information as outlined in FAIA’s Privacy Policy.

2. Access Persons are also expected to not divulge information regarding FAIA’s securities recommendations or Client securities holdings to any individual outside of the firm, except as approved by the CCO.

3. Access Persons are expected to adhere to the Fund’s policy on the disclosure of mutual fund holdings.

III.      Personal Trading Policy

A.  Prohibited Transactions

Unless specifically permitted within this Code and excluding all personal securities transactions exempt from pre-clearance in Section III(B)(3), no Access Person shall execute a transaction in a Security when FAIA (on behalf of its Clients):

1. Has a pending “buy” or “sell” order in that same Security;

2. Has purchased or sold that same Security within 2 days (before or after); or

3. Is considering purchasing or selling that same Security.  See the Glossary of

Terms for the definition of a Security “being considered for purchase or sale.” B.  Personal Trading Restrictions

1. Initial Public Offerings

Access Persons are not permitted to acquire securities in an IPO.

2. Private Placements

Access Persons are permitted to acquire Private Placements after requesting and obtaining pre-approval of the transaction.  See Section III(A)(3) below for pre- clearance requirements.

3. Pre-Clearance of Personal Securities Transactions

Pre-clearance is required for all personal securities transactions with the exception of those outlined below:

a.   Shares of registered open-end investment companies including the Fund;

b.   Direct obligations of the United States Government;

c.   Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

d.   Shares issued by any money market fund;

e.   Shares issued by unit investment trusts that are invested exclusively in one or more open-ended investment companies, including the Fund;

f.   Transactions in accounts not managed by FAIA, in which the Access Person has no direct or indirect influence or control, including Managed Accounts;

g.   Securities acquired through stock dividends, automatic dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin- offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities; and

h.   Transactions effected pursuant to an Automatic Investment Plan.

Pre-clearance requests should be submitted to the CCO, or her designee, and such requests should be made on the form maintained by the CCO.  The pre-clearance authorization is effective until the close of business on the day the pre-clearance request is approved, unless extended or revoked at the discretion of the CCO.  The CCO, or her designee, may disapprove such request for any reason she deems appropriate.  All pre-clearance requests of the CCO shall be submitted to FAIA’s President for review and approval.

IV.      Reporting Requirements

A.  Quarterly Transaction Report

1.   Timing of Report

Access Persons must submit a Quarterly Transaction Report to the CCO, or her designee, within 30 calendar days following the end of each calendar quarter, certifying whether the Access Person had any transactions during the previous quarter.

2.   Content of Report

a.

Each Quarterly Transaction Report must include the following information about the securities in which the Access Person has any direct or indirect Beneficial Ownership:

i.

Date of Transaction

ii.

Name of Security

iii.

Ticker Symbol or CUSIP Number, as applicable

iv.

Interest Rate and Maturity Date, as applicable

v.

Number of Shares or Par

vi.

Principal Amount

vii.

Nature of Transaction (i.e., Purchase or Sale)

viii.

Price of Security

ix.

Name of Broker

x.

Date of the Report

b.   Transactions in the following securities are not required to be reported:

1.   Shares of open-end mutual funds that are not the Fund;

2.   Direct obligations of the United States Government;

3.   Bankers’ acceptances, bank certificates of deposit, commercial paper, and other high quality short-term debt instruments, including repurchase agreements;

4.   Shares issued by any money market fund;

5.   Shares issued by unit investment trusts that are invest exclusively in one or more open-ended investment company, none of which are the Fund.

6.   Transactions in accounts not managed by FAIA, in which the Access Person has no direct or indirect influence or control, including Managed Accounts; and

7.   Transactions effected pursuant to an Automatic Investment Plan.

c.   Access Persons must also indicate on the Quarterly Transaction Report whether they established any new accounts during the previous quarter,

d.   Access Persons may provide investment statements with the report if they contain all the required information described above.  Either a hard copy or an electronic version is acceptable.

e.   Regardless of the method of communication of transactions to FAIA, all

Access Persons must sign and submit a Quarterly Transaction Report.

B.  Initial and Annual Holdings Report

1.   Timing of Report

a.   Access Persons are required to submit an Initial and Annual Portfolio Holdings Report to the CCO, or her designee, indicating all personal securities holdings within 10 calendar days upon becoming an Access Person of FAIA and on an annual basis thereafter, within 30 days of calendar end.

2.   Content of Report

a.   Each Holdings Report must be current as of a date not more than 45 calendar days prior to submission and include the following information about the securities in which the Access Person has any direct or indirect Beneficial Ownership:

i.   Name and Type of Security

ii. Ticker Symbol or CUSIP number

iii. Number of Shares or Par

iv. Principal Amount

v.  Broker or Bank Name

vi. Date of the Report

b.   Access Persons do not have to include the following securities on their

Holdings Report:

i.      Direct obligations of the United States government;

ii.     Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

iii.     Shares issued by any money market fund;

iv.     Shares of registered open-end investment companies, except the Fund, which is included (ETFs are not considered open-end investment companies for purposes of this Code, and therefore must be reported);

v.     Shares issued by unit investment trusts that are invested exclusively in one or more open-ended investment companies, none of which are the Fund; and

vi.

Holdings in accounts not managed by FAIA, in which the Access Person has no direct or indirect influence or control, including Managed Accounts.

c.   Investment statements may by submitted in lieu of the Holdings Report as long as all required information is included on the statements.

C.   Managed Accounts

In order to establish a Managed Account, an Access Person must grant to the external investment manager complete investment discretion over the account.  In addition, the Access Person must provide documentation evidencing s/he does not have discretion over the account to the CCO who will determine whether the account is approved as a Managed Account.  Reporting, including pre-clearance, is not required for trades in this type of an account; however, Access Persons may not participate, directly or indirectly in individual investment decisions or be made aware of such decisions before transactions are executed.  This restriction does not preclude Access Persons from establishing investment guidelines for the manager, such as indicating industries to invest in, the types of securities to purchase or overall investment objectives.  However, these guidelines may not be changed so frequently as to give the appearance that the Access Person is actually directing account investments.

D.  Review of Personal Securities Reports

The CCO shall generally consider the following factors when reviewing reportable security holdings and transactions reports as well as pre-clearance requests:

1.   Whether the investment opportunity should have been directed to a Client’s account;

2.   Whether the amount or nature of the transaction affected the price or market for the security;

3.   Whether the pre-clearance procedures were followed;

4.   Whether the Access Person benefited from purchases or sales being made for

Clients;

5.   Whether the transaction was consistent with the letter and the spirit of the

Code;

6.   Whether the transaction harmed any Client; and

7.   Whether the transaction has the appearance of impropriety.

The President will review the CCO’s personal securities reports.  In no case should an Access Person review his/her own report.

V.      Reporting to the Fund’s CCO and Board of Trustees

The Adviser’s CCO shall provide a quarterly report to the Fund’s CCO which shall identify any violations which required remedial action during the past quarter.

At least annually, the Adviser’s CCO shall prepare a written report to the Fund’s

CCO that:

A.  Describes any issues arising under the Code or procedures since the last report to the Fund’s Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

B.  Certifies that FAIA and the Fund have adopted procedures reasonably necessary to prevent Access Persons from violating the Code and any material changes to the Advisers policies or Code.

VI.      Reporting of Violations

All Access Persons shall report promptly any violation or suspected violation of this Code (including the discovery of any violation committed by another Access Person) to the CCO.  Examples of items that should be reported include (but are not limited to): non-compliance with Federal Securities Laws; conduct that is harmful to Clients; and purchasing securities contrary to the Personal Trading Policy. The CCO and President of FAIA will determine whether such violations should be reported to the Fund’s CCO.

Such persons are encouraged to report any violations or perceived violations as such good faith reports will not be viewed negatively by FAIA or the Fund’s management, even if the reportable event, upon investigation, is determined not to be a violation and the CCO determines the Access Person reported such apparent violation in good faith.

VII.      Sanctions

Upon discovering a violation of the Code, the CCO and President or the Fund may impose such sanctions as they deem appropriate, including, among other sanctions, a letter of censure or suspension, or termination of employment of the violator.

VIII.      Record Keeping Requirements

The following records will be kept in accordance with this Code:

A.  Current and historic copies of this Code;

B.  Access Persons’ written acknowledgement of receipt of Code;

C.  Historic listings of all Access Persons subject to this Code;

D.  Violations of the Code, and records of action taken as a result of the violations;

E.  All personal securities transactions and holdings reports made by Access Persons and/or copies of investment account confirmations and statements;

F.  All pre-clearance requests and approvals/disapprovals of personal security trading by Access Persons, including documentation of the reasons for the approval/disapproval; and

G.  Any reports made to the Fund’s CCO or Board of Trustees.

Approved: August 14, 2013

Revised: